UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 28, 2013

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on June 30, 2012, Syniverse Holdings, Inc. (the “Company”), entered into an Agreement (the “Purchase Agreement”) with WP Roaming S.à.r.l., a Luxembourg limited liability company (the “Seller”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, the Company will acquire from the Seller all the shares and preferred equity certificates (whether convertible or not) in WP Roaming III S.à.r.l. (“WP Roaming”) (the “Transaction”). In addition, at the closing of the Transaction, the Company shall, on behalf of WP Roaming, pay all amounts outstanding to WP Roaming’s third-party lenders in order to ensure the release of all related guarantees and security interests (the “Refinancing”). The Seller has covenanted in the Purchase Agreement that the principal amounts repayable (excluding interest and any other fees, costs and expenses relating thereto) will not exceed approximately €348 million and $89 million.

Credit Agreement

As previously disclosed, on February 4, 2013, Syniverse Magellan Finance, LLC (the “Finance Sub”), a direct subsidiary of the Company entered into a delayed draw credit agreement (the “Credit Agreement”) with Barclays Bank PLC, as administrative agent (the “Administrative Agent”), and the other financial institutions and lenders from time to time party thereto, providing for a new senior credit facility (the “New Senior Credit Facility”) consisting of a $700.0 million delayed draw term loan facility (the “Term Loan Facility”).

On May 28, 2013, the Finance Sub entered into an amendment to the Credit Agreement (the “Amended Credit Agreement”). Upon the closing of this amendment, the lenders funded the Term Loan Facility into an escrow account and the Company pre-funded the interest and fees for the period from funding of the Term Loan Facility to the Outside Date (as defined below) (the “Escrowed Funds”). The Escrowed Funds will be released to Finance Sub upon the satisfaction of certain conditions. These conditions include:

•	delivery of certain schedules to the Amended Credit Agreement;

•	a solvency certificate from the chief financial officer of the Company;

•	delivery of an officer’s certificate under the Escrow Agreement (as defined below);

•
the consummation of the Transaction substantially concurrently with the initial funding under the Term Loan Facility in accordance with the terms of the Purchase Agreement without giving effect to any modification, amendment, consent or waiver material and adverse to the lenders without the consent of the Commitment Parties;

•	the accuracy of certain major representations, as described in the Amended Credit Agreement;

•	the absence of certain major events of default, as described in the Amended Credit Agreement;

•	the consummation of the Refinancing substantially concurrently with the initial borrowing under the Term Loan Facility; and

•	the payment of fees and expenses in connection with the Facilities.

In connection with the amendment and funding into escrow, Finance Sub agreed that if the conditions described above were not satisfied on or prior to the earliest to occur of (a) the consummation of the Transaction, (b) August 28, 2013 and (c) the earlier of (x) the date on which the Purchase and Sale Agreement is terminated and the Administrative Agent is given written notice thereof by the Finance Sub and (y) three Business Days after the date of such termination it will make a special mandatory prepayment of the term loans and the Escrowed Funds would be applied to make such prepayment on the next succeeding business day.

The other terms of the New Senior Credit Facility were previously disclosed and all references to Funding Date in the previous disclosure, if any, are changed to Release Date for purposes of the Amended Credit Agreement.

Amended Commitment Letter

In connection with the Purchase Agreement and as previously disclosed, on June 29, 2012, the Company entered into a debt financing commitment letter (as amended on January 28, 2013, including the exhibits and attachments thereto, the “Commitment Letter”) with Barclays Bank PLC, Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Credit Suisse AG, Credit Suisse Securities (USA) LLC and Goldman Sachs Bank (the “Commitment Parties”). On May 28, 2013, the Company and the Commitment Parties entered into an amendment to the Commitment Letter (the “Amended Commitment Letter”), which became effective upon the execution of the Amended Credit Agreement described above.

Pursuant to the Amended Commitment Letter, if, on the Release Date, upon satisfaction of the conditions set forth in the Amended Credit Agreement, all or any portion of the funds held in the Escrow Account (as defined below) are not released from the Escrow Account to (or as otherwise directed) by the Finance Sub in accordance with the Escrow Agreement (such amount, the “Escrow Amount Shortfall”) despite the satisfaction of all conditions precedent to such release contained in the Amended Credit Agreement, each Commitment Party will make an incremental term loan to the Finance Sub under the Amended Credit Agreement on the same terms as applicable to the Term Loan Facility, each in an amount equal to its pro rata share of the Escrow Amount Shortfall. In addition, certain of the Commitment Parties will act as the initial lenders, joint lead arrangers and joint bookrunners with respect to a backstop facility which will be available if and to the extent that the Company is unable to incur all or a portion of the Term Loan Facility in compliance with its existing financing agreements on the closing date of the Transaction (the “Backstop Facility”, and together with the Term Loan Facility, the “Facilities”). The Backstop Facility is subject to the terms and conditions set forth in the Commitment Letter. Proceeds from the Facilities, together with the proceeds of any debt issued in lieu of the Backstop Facility, and cash on hand at the Company will be used to finance the Transaction and pay the fees and expenses related to the foregoing.

The Backstop Facility will include certain representations and warranties, affirmative and negative covenants, events of default, guarantee arrangements, as described in the Commitment Letter. The Commitment Parties’ obligations to provide the financing under the Backstop Facility are subject to the satisfaction of specified conditions previously disclosed in the Current Report on Form 8-K filed on July 3, 2012.

The documentation governing the Backstop Facility has not been finalized, and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Amended Commitment Letter. The foregoing summary of the Amended Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Amended Commitment Letter, which will be filed as an exhibit to the Company’s next periodic report.

Escrow Agreement

On May 28, 2013, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with Barclays Bank PLC, as administrative agent and Wilmington Trust, N.A. as escrow agent (the “Escrow Agent”). The Escrowed Funds were placed into an escrow account (the “Escrow Account”) and pledged for the benefit of the lenders. The Escrowed Funds will be released in accordance with the terms of the Amended Credit Agreement and the Escrow Agreement upon the satisfaction of certain conditions described above. If the Escrowed Funds are not released on or before the earliest of (i) date of consummation of the Transaction without Term Loan Facility funds, (ii) August 28, 2013, (iii) the date on which Escrow Agent gets a termination notice, and (iv) the earlier of (a) the date on which the Finance Sub notifies the Administrative Agent that the Purchase Agreement is terminated and (b) three business days after such termination (the “Outside Date”), the amount of the Escrowed Funds equal to 100% of the principal amount plus accrued and unpaid interest and other fees and expenses will be returned to the lenders and the remainder, if any, returned to the Company.

The foregoing summary of the Escrow Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Escrow Agreement, which will be filed as an exhibit to the Company’s next periodic report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the New Senior Credit Facility is hereby incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.
Date: May 30, 2013

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel